UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2024

Cellectar Biosciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-36598	04-3321804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Campus Drive, Florham Park, NJ, 07932

(Address of Principal Executive Offices) (Zip Code)

(608) 441-8120
 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	CLRB	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 21, 2024, Cellectar Biosciences, Inc., a Delaware corporation (the “Company”), entered into a warrant exercise inducement offer letters (the “Inducement Letters”) with certain holders (each a “Holder”) of its Tranche B warrants (the “Existing Warrants”), which were originally issued in September 8, 2023, pursuant to which the Holders agreed to exercise for cash their Existing Warrants to purchase an amount of shares of the Company’s Series E-4 Convertible Voting Preferred Stock, par value $0.00001 per share (the “Series E-4 Preferred Stock”) which is convertible to 6,739,918 shares of the Company’s common stock (the “Existing Warrant Shares”), in the aggregate, at a reduced, as-converted common stock exercised price of $2.52 per share, in exchange for the Company’s agreement to issue new warrants (the “Inducement Warrants”), with terms as described below. The Company received aggregate gross proceeds of approximately $19.4 million from the exercise of the Existing Warrants by the Holders and the sale of the Inducement Warrants.

The Series E-4 Preferred Stock has not been registered with the Securities and Exchange Commission (the “SEC”); however, the Existing Warrant Shares have been registered for resale by the Holder pursuant to a registration statement on Form S-3 (File No. 333-274880).

The Company also agreed to file a registration statement on Form S-3 covering the resale of the Inducement Warrant Shares (as defined below) (the “Resale Registration Statement”) within 30 days of the date of the Inducement Letter. The Company also agreed with one of the investors, Rosalind Advisors, Inc., not to effect or agree to effect any Subsequent Equity Issuances (as defined in the Inducement Letter) until 60 days from the effectiveness of the Resale Registration Statement, unless waived by Rosalind Advisors, Inc.

The following description of the Inducement Letters is qualified in its entirety by reference to Exhibit 10.1.

Inducement Warrant Terms

The following summary of certain terms and provisions of the Inducement Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Inducement Warrants, the forms of which are filed as Exhibit 4.1, 4.2 and 4.3 to this Current Report on Form 8-K and is incorporated herein by reference. The following description of the Inducement Warrants is qualified in its entirety by reference to each exhibit. The Company issued the Inducement Warrants in three different tranches: Tranche A Inducement Warrants, the Tranche B Inducement Warrants and the Tranche C Inducement Warrants.

The Tranche A Inducement Warrants are immediately exercisable at an exercise price of $2.52 per share and will expire the earlier of (i) ten (10) Trading Days following the date of the Company’s public announcement of written notification from the Food and Drug Administration (FDA) that the FDA has assigned a Prescription Drug User Fee Act goal date for review of iopofosine I 131 and (ii) July 20, 2029.

The Tranche B Inducement Warrants are immediately exercisable at an exercise price of $4.00 per share and will expire the earlier of (i) ten (10) Trading Days following the date of the Company’s public announcement of its receipt of written approval from the FDA of its New Drug Application for iopofosine I 131 and (ii) July 20, 2029.

The Tranche C Inducement Warrants are immediately exercisable at an exercise price of $5.50 per share and will expire the earlier of (i) ten (10) Trading Days following the date of the Company’s public announcement that it has recorded quarterly gross revenues from sales of iopofosine I 131 in the United States in excess of $10 million and (ii) July 20, 2029

The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Item 3.02	Unregistered Sales of Equity Securities.

The Company issued the Inducement Warrants pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder and intends to issue the Inducement Warrant Shares pursuant to the same exemption or pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. The description of the Inducement Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein. The form of the Inducement Warrants has been filed as an exhibit to this Form 8-K and is incorporated by reference herein.

Item 3.03	Material Modifications to Rights of Security Holders.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03 in its entirety.

Item 7.01	Regulation FD Disclosure

On July 22, 2024, the Company issued a press release announcing transaction described in Item 1.01. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Form of Common Stock Purchase Warrant A
4.2	Form of Common Stock Purchase Warrant B
4.3	Form of Common Stock Purchase Warrant C
10.1	Form of Inducement Letter
99.1	Press Release, dated July 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLECTAR BIOSCIENCES, INC.

Date: July 22, 2024	By:	/s/ Chad J. Kolean
Chad J. Kolean
Chief Financial Officer